SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

COLUMBIA BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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COLUMBIA BANCORP

7168 Columbia Gateway Drive

Columbia, Maryland 21046

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Columbia Bancorp will be held at the Sheraton Columbia Hotel and Conference Center, 10207 Wincopin Circle, Columbia, Maryland 21044 on Tuesday, May 25, 2004, at 5:30 p.m. for the following purposes:

1.	To elect six directors to serve until their terms of office expire or until their successors are duly elected and qualified.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 2, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

Your proxy is enclosed. You are encouraged to complete, date, sign and return promptly the proxy in the envelope provided even though you may plan to attend the meeting. No postage is necessary for mailing in the United States. Returning the proxy will not limit your right to vote in person or to attend the Annual Meeting, but will insure your representation if you cannot attend. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

SIBYL S. MALATRAS
Corporate Secretary

Columbia, Maryland

April 12, 2004

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished on or about April 13, 2004 to stockholders of Columbia Bancorp (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments or postponements thereof. The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

Proxies and Voting

The accompanying proxy is solicited by the Board of Directors of the Company. The Board of Directors selected Winfield M. Kelly, Jr. and John M. Bond, Jr. or either of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure, but written notice of revocation should be submitted to the Company’s Secretary before the proxy is voted at the Annual Meeting. Any stockholder may attend the meeting and vote in person whether or not he or she has previously given a proxy.

The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 2, 2004. At that date there were outstanding and entitled to vote approximately 7,188,628 shares of common stock, par value $.01 per share, of the Company. In the election of directors each share is entitled to one vote for each director to be elected; however, cumulative voting is not permitted. For all matters other than the election of directors, each share is entitled to one vote.

All proxies will be voted as directed by the stockholder on the proxy card. A proxy, if executed and not revoked, will be voted in the following manner, unless it contains instructions to the contrary, in which case it will be voted in accordance with such instructions:

•	FOR the nominees for directors named herein.

•	If other matters are properly presented at the meeting, the persons named in the proxy will have discretion to vote on those matters according to their best judgment.

The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. The solicitation of proxies will generally be by mail and by directors, officers and employees of the Company and its subsidiary, The Columbia Bank (the “Bank”), without additional compensation to them. In some instances solicitation may be made by telephone or telegraph, the costs of which will be borne by the Company. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses for forwarding proxy materials to principals.

The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2003, has been mailed to all stockholders with this Proxy Statement.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Charter and By-laws of the Company provide that the directors shall be classified into three classes as equal in number as possible, with the members of one class elected each year and each director serving a three-year term.

Directors are elected by a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the meeting with a quorum present. Abstentions and broker non-votes are not considered to be votes cast.

Nominees

Unless otherwise indicated in the enclosed proxy, the persons named in such proxy intend to nominate and vote for the election of the following six nominees for the office of director of the Company, to serve as directors for three years, or until their respective successors have been duly elected and qualified. All such nominees are currently serving as directors. The Board of Directors is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other persons, if any, as the Board of Directors may recommend.

The names and ages (as of April 4, 2004) of persons nominated by the Board of Directors, their principal occupations and business experience for the past five years, and certain other information are set forth below. Unless otherwise noted, each has served as a director of the Company and the Bank since inception of the Company in 1987 and the Bank in 1988. The Board of Directors has determined that all of the directors, with the exception of Mr. Bond and Mr. Scaldara, are independent as defined by Nasdaq, the SEC, and applicable law. The Board of Directors has determined that a director is deemed to be independent even if such director or an entity affiliated with such director has received loans, provided that those loans: (1) were made in the ordinary course of business; (2) were made on non-preferential terms; and (3) do not involve more than a normal degree of risk of collectability or present other unfavorable features.

Name of Nominee	Information Regarding Nominee
Nominees for Directors to be elected at the 2004 Annual Meeting to serve until the 2007 Annual Meeting (Class I)

Hugh F.Z. Cole, Jr.	Mr. Cole is 62 years old. He is Chairman and CEO of Brantly Development Group, Inc., a real estate development company. Mr. Cole has served as a director of the Company and Bank since July 1988. Mr. Cole currently serves on the Audit Committee of the Company.

Herschel L. Langenthal	Mr. Langenthal is 75 years old. He is the managing partner of Langenmyer Company, an investment company. Mr. Langenthal is Chairman of the Executive Committee of the Company. He also serves on the Asset/Liability Management (“ALM”), Personnel, Compensation and Stock Option (“PCSO”), Corporate Governance and Nominating, and Strategic Planning Committees of the Company.

James R. Moxley, Jr.	Mr. Moxley, Jr. is 73 years old. He is the retired President of Security Development Corporation, a real estate development company. Mr. Moxley, Jr. serves as Vice-Chairman of the Company and is Chairman of the Strategic Planning Committee. As Vice-Chairman of the Company, Mr. Moxley, Jr. serves on all committees of the Company except the Audit Committee. Mr. Moxley, Jr. is the father of Mr. Moxley, III, who is also a director of the Company and the Bank.

Vincent D. Palumbo	Dr. Palumbo is 69 years old. He is President of V.D. Palumbo, P.A. and is an oral and maxillofacial surgeon, practicing in Fort Washington, Maryland. Dr. Palumbo previously served as a director of Suburban Bancshares, Inc. (“Suburban”) and Suburban Bank of Maryland (“Suburban Bank”). He has served as a director of the Company and the Bank since March 8, 2000, the date on which Suburban and Suburban Bank were merged with and into the Company and the Bank. Dr. Palumbo currently serves on the Acquisition, Development and Construction (“ADC”) and ALM Committees of the Company.

John A. Scaldara, Jr.	Mr. Scaldara is 41 years old. Mr. Scaldara was elected President and Chief Operating Officer on January 26, 2004. He has served as a director of the Company and the Bank since January 2004. Mr. Scaldara joined the Company in 1989. He has served as Corporate Secretary and Chief Financial Officer since January 1991 and was elected Executive Vice President in January 1997. He has been a Certified Public Accountant since 1985. Mr. Scaldara, as President, serves on all committees except the Audit, Corporate Governance and Nominating, and PCSO Committees.

Lawrence A. Shulman	Mr. Shulman is 61 years old. Mr. Shulman is President of Shulman, Rogers, Gandal, Pordy & Ecker, P.A., a law firm based in Rockville, Maryland. Mr. Shulman previously served as a director of Suburban and Suburban Bank. He has served as a director of the Company and the Bank since March 8, 2000, the date on which Suburban and Suburban Bank were merged with and into the Company and the Bank. Mr. Shulman currently serves as Chairman of the ALM Committee and also serves on the PCSO and Corporate Governance and Nominating Committees of the Company.

Continuing Directors

The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated or until their respective successors have been duly elected and qualified. Unless otherwise noted, each has served as a director of the Company and the Bank since inception of the Company in 1987 and the Bank in 1988.

Name of Director	Information Regarding Director

Directors to serve until the 2005 Annual Meeting (Class II)

John M. Bond, Jr.	Mr. Bond is 60 years old and serves as director and Chief Executive Officer of the Company and the Bank. He has served as a director and President and Chief Executive Officer of the Company and the Bank

since inception. Mr. Bond serves on all committees of the Company except for the Audit, Corporate Governance and Nominating and PCSO Committees. After the 2004 Annual Meeting, Mr. Bond will become Chairman and Chief Executive Officer of the Company and the Bank.

William L. Hermann	Mr. Hermann is 62 years old and is President of William L. Hermann, Inc., a financial management company. Mr. Hermann served as General Manager of the Glenmore office of the Bank until December, 1997. He has served as a director of the Company and the Bank since June, 1989. Mr. Hermann is Chairman of the Audit Committee and also serves on the ALM and Strategic Planning Committees of the Company.

Charles C. Holman	Mr. Holman is 70 years old. Since June, 1992 and until his retirement effective December 31, 1998, Mr. Holman served as Executive Vice President of the Bank and was responsible for the Bank’s acquisition, development and construction loan portfolio. Mr. Holman has served as a director of the Company and the Bank since December 1998. Mr. Holman currently serves on the ADC and Executive Committees of the Company.

Winfield M. Kelly, Jr.	Mr. Kelly is 68 years old. He is the Chairman of Win Kelly Automotive Super Stores, a car dealership located in Clarksville, Maryland. Mr. Kelly has served as Chairman of the Company and the Bank since March 2000, and served as Chairman and Chief Executive Officer of Suburban and Suburban Bank. After the 2004 Annual Meeting, Mr. Kelly will become Vice-Chairman of the Company and the Bank. As Vice-Chairman, Mr. Kelly serves on all committees of the Company, except the Audit Committee.

Harry L. Lundy, Jr.	Mr. Lundy is 63 years old. He is President and CEO and owner of Williamsburg Group, LLC, a residential homebuilding company. Mr. Lundy currently serves on the ADC and Strategic Planning Committees of the Company.

James R. Moxley, III	Mr. Moxley, III is 43 years old. He is a Principal of Security Development, LLC, a real estate development company. He is the son of James R. Moxley, Jr., who is also a director of the Company and the Bank. Mr. Moxley, III has served as a director of the Company and the Bank since April 1999. Mr. Moxley, III currently serves on the ALM, Community Reinvestment Act (“CRA”) Advisory and Corporate Governance and Nominating Committees of the Company.

Mary S. Scrivener	Mrs. Scrivener is 66 years old. She is Secretary of Calvert General Contractors, a commercial construction company. Mrs. Scrivener currently serves on the CRA Advisory and PCSO Committees of the Company.

Theodore G. Venetoulis	Mr. Venetoulis is 69 years old. He is the President of H&V Communications, a media and publishing company. He is a former Baltimore County Executive, the County’s senior elected official, and has been publisher of the Orioles Gazette and political analyst for WBAL-TV in Baltimore, Maryland. Mr. Venetoulis currently serves on the Executive, PCSO and Strategic Planning Committees. He is Chairman of the Corporate Governance and Nominating Committee of the Company.

Directors to serve until the 2006 Annual Meeting (Class III)

Anand S. Bhasin	Mr. Bhasin is 66 years old. He is President of Gemini Ventures Corporation, an international trading company. Mr. Bhasin has served as a director of the Company since November, 1990 and the Bank since April, 1992. Mr. Bhasin currently serves on the Audit and CRA Advisory Committees of the Company.

Robert R. Bowie, Jr.	Mr. Bowie is 56 years old. He is a Founder and Member of the law firm Bowie & Jensen, LLC, located in Towson, Maryland. Mr. Bowie has served as a director of the Company and the Bank since December 1999. Mr. Bowie currently serves on the ALM, Corporate Governance and Nominating, and Audit Committees of the Company.

Garnett Y. Clark, Jr.	Mr. Clark is 61 years old. He is President of Clark & Associates, Inc., a real estate and development company. Mr. Clark currently serves on the ADC, Executive and Strategic Planning Committees of the Company.

Raymond G. LaPlaca	Mr. LaPlaca is 66 years old. He is a Partner of the law firm Knight, Manzi, Nussbaum & LaPlaca, PA, located in Upper Marlboro, Maryland. Mr. LaPlaca previously served as a director of Suburban and Suburban Bank. He has served as a director of the Company and the Bank since June 2000. Mr. LaPlaca currently serves on the Executive and Corporate Governance and Nominating Committees of the Company.

Morris A. Little	Mr. Little is 46 years old. He is the Founder and President and CEO of B&W Human Resources Specialists, Inc., located in Oxon Hill, Maryland, a provider of human resources management support and consultant services to Federal agencies in Maryland. Mr. Little has served as a director of the Company and the Bank since September 2002. Mr. Little currently serves on the Audit Committee of the Company.

Kenneth H. Michael	Mr. Michael is 65 years old. He is the Chairman of The Michael Companies, Inc., a real estate development and management company. Mr. Michael previously served as a director of Suburban and Suburban Bank. He has served as a director of the Company and the Bank since March 8, 2000, the date on which Suburban and Suburban Bank were merged with and into the Company and the Bank. Mr. Michael currently serves as Chairman of the ADC Committee of the Company.

Maurice M. Simpkins	Mr. Simpkins is 58 years old. He is Vice President for Public Affairs at The Ryland Group, Inc., a residential homebuilder and mortgage finance company. Mr. Simpkins has served as a director of the Company and Bank since April, 1997. Mr. Simpkins currently serves as Chairman of the CRA Advisory Committee and also serves on the ADC Committee of the Company.

Robert N. Smelkinson	Mr. Smelkinson is 74 years old. He is the retired Chairman of Smelkinson Sysco, a foodservice distribution company. Mr. Smelkinson currently serves as Chairman of the PCSO Committee and also serves on the Executive and Strategic Planning Committees of the Company.

Board and Committee Meetings

The Board of Directors has eight standing committees: the Acquisition, Development and Construction (“ADC”); Asset/Liability Management (“ALM”); Audit; Community Reinvestment Advisory and Public Affairs (“CRA”); Corporate Governance and Nominating; Executive; Personnel, Compensation and Stock Option (“PCSO”); and Strategic Planning Committees. The Board of Directors, from time to time, establishes special committees which have a limited duration. Directors are appointed to each committee for a one-year term. The Vice-Chairmen of the Board and Chairman of the Executive Committee are members of all committees appointed, with the exception of the Audit Committee. The Chairman and the President are members of all committees appointed, with the exception of the Audit, Corporate Governance and Nominating and PCSO Committees.

The Board of Directors held thirteen meetings during 2003. The seven standing committees held a total of sixty-two meetings during 2003. Directors Moxley, Jr. and Palumbo attended fewer than 75% of the sum of the total number of Company meetings of the Board of Directors and of committees of the Board of Directors on which each served during 2003.

The Audit Committee held six meetings during 2003. The Audit Committee consists of Directors Bhasin, Bowie, Cole, Hermann (Chairman) and Little. The Committee is responsible for overseeing the Company’s internal accounting controls; selecting the Company’s independent auditors; reviewing the annual audit plan, annual report and results of the independent audit; reviewing supervisory examination reports; and initiating other special reviews when deemed necessary. The members of the Audit Committee are not employees of the Company or the Bank and are independent as required by Nasdaq listing standards. The Board of Directors has determined that Mr. Hermann meets the SEC criteria of an “audit committee financial expert.” The Audit Committee’s Charter is provided as Exhibit B to this document. It is also available on the Company’s website at www.thecolumbiabank.com.

The Corporate Governance and Nominating Committee was established in 2003 and held four meetings during the year. The Corporate Governance and Nominating Committee consists of Directors Bowie, Kelly, Langenthal, LaPlaca, Moxley, Jr., Moxley, III, Shulman and Venetoulis (Chairman). The Committee is responsible for identifying and recommending to the Board the director nominees. Based upon the recommendation of the Chairman of the Board and CEO, the Committee also recommends the appointment of the members of each committee to the Board. The Committee takes a leadership role in shaping corporate governance policies and practices and monitoring Company compliance with Corporate Governance Guidelines. The members of the Committee are appointed by the Board and meet the independence requirements of Nasdaq and any other applicable laws, rules and regulations governing independence. For further information as to the role of the Corporate Governance and Nominating Committee see the Charter provided in Exhibit A to this document or the Company’s website at www.thecolumbiabank.com

The Executive Committee held thirty-three meetings during 2003. The Executive Committee consists of Directors Bond, Clark, Holman, Kelly, Langenthal (Chairman), LaPlaca, Moxley, Jr., Scaldara, Smelkinson and Venetoulis. The Committee is responsible for evaluating and approving credits exceeding the lending authority of officers of the Bank; reviewing on a regular basis loan delinquencies and potential problem loans; and taking other actions as may be required in the absence of the full Board of Directors.

The PCSO Committee held four meetings during 2003. The PCSO Committee consists of Directors Kelly, Langenthal, Moxley, Jr., Scrivener, Shulman, Smelkinson (Chairman) and Venetoulis. The Committee oversees the compensation of all employees, except the compensation of the CEO, President and directors; reviews the compensation of the CEO, President and directors, and makes recommendations regarding changes to such to the Board of Directors for approval; monitors personnel-related matters of the Company; reviews and authorizes employee-related benefit plans; and administers the Company’s stock option programs. The PCSO Charter is available on the Company’s website at www.thecolumbiabank.com and will be provided in print form to any stockholder upon request.

The Company expects each member of its Board of Directors to attend the Annual Meeting and all future meetings of stockholders, absent extenuating circumstances. In 2003, twenty-two members of the Company’s Board of Directors attended the annual meeting of stockholders.

Corporate Governance Guidelines

During 2003, the Company reviewed its corporate governance policies and practices. This included comparing its existing policies and practices to policies and practices suggested by various groups and authorities active in corporate governance and the practices of other public companies. Based upon this review, the Board of Directors, on the recommendation of the Corporate Governance and Nominating Committee, adopted a set of corporate governance guidelines, a copy of which is available on the Company’s website at www.thecolumbiabank.com. The Company continued to monitor its corporate governance guidelines and, in 2004, adopted changes to comply with rules adopted by the Securities and Exchange Commission and Nasdaq and industry practice.

Nominations Process

The Corporate Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders in accordance with Section 1.12 of the Company’s 2004 Amended, Corrected and Restated Bylaws. Such recommendations should be directed to the Board of Directors of the Company in care of the Secretary. In evaluating such recommendations, the Corporate Governance and Nominating Committee uses the qualifications or standards discussed below and seeks to achieve a balance of knowledge, experience and capability of the Board of Directors. The Corporate Governance and Nominating Committee also reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board.

The Corporate Governance and Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. At a minimum, director candidates must have the willingness to assume the responsibilities required of a director of the Company, sufficient time to carry out their duties, and, consistent with the objective of having a diverse and experienced Board, prior experience in areas relevant to the Company, such as finance, marketing or government affairs. Each member of the Board of Directors must represent the interests of the stockholders of the Company, and must actively promote the Company to assist management with new business development. Board members must have the ability and sufficient time to prepare for, punctually attend, and participate in all Board, applicable Committee and Stockholder meetings, absent extenuating circumstances.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with the Board of Directors should do so in writing, addressed to Columbia Bancorp, c/o Corporate Governance and Nominating Committee Chairperson, 7168 Columbia Gateway Drive, Columbia, Maryland 21046. These communications will not be screened by management prior to receipt by the Committee Chairperson.

Compensation of Directors

Non-employee directors of the Company and the Bank, other than Mr. Kelly, will receive $400 for each Board and committee meeting attended during 2004. All non-employee directors of the Company and the Bank will receive stock options to purchase forty shares of the common stock of the Company for each Board and committee meeting attended. Chairpersons of committees will receive $500 for each committee meeting attended during 2004. Mr. Kelly will receive an annual fee of $50,000 in 2004. During 2003, Directors Kelly and Langenthal, serving in the capacities of Chairman and Chairman of the Executive Committee of the Company and the Bank, received annual fees of $50,000 and $25,000, respectively, and stock options granted for meeting attendance. Mr. Moxley, Jr., serving as Vice-Chairman of the Company, received an annual fee of $25,000 and stock options granted for meeting attendance. The Chairman, Vice-Chairmen and Chairman of the Executive Committee are also eligible for a bonus to be awarded at the discretion of the Board of Directors. No bonus was awarded for service during 2003. Total director fees paid by the Company and the Bank for service in 2003 were $252,800. In addition, on December 31, 2003, stock options to purchase 26,480 shares of the Company’s common stock at $31.95 per share, the then current market price, were granted to directors for meeting attendance during 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires that the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of change in ownership of common stock of the Company. The same persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than 10% beneficial owners were complied with, except that Director Lundy inadvertently filed late one report required by Section 16(a) of the Act to recognize transactions in the Company’s common stock. The required filing has since been made.

Certain Relationships and Related Transactions

The Bank has made loans to certain of its executive officers, directors and related parties. These loans were made in the ordinary course of business on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2003, these loans totaled $10.2 million, or approximately 12.3% of the total equity capital of the Bank.

In November, 1997, the Bank acquired through foreclosure a 75% interest in a residential development project consisting of 262 residential building lots in various stages of development. Also, in November, 1997, the Bank engaged The Michael Companies, Inc., a real estate development company owned solely by Kenneth H. Michael, to serve as development and marketing manager with respect to the project. The final lots in the project were delivered in February 2003. The Michael Companies, Inc. earned a development fee of $1,200 per lot as lots were developed and sold, $200 of which was deferred until all public improvements had been dedicated and any bonds related to the property had been released. In addition, The Michael Companies, Inc. earned a sales commission of 4%, the Bank’s share being 3%, of the sales price of each lot at settlement. In 2003, the Bank paid The Michael Companies, Inc. sales commissions of $8,640 and development fees of $7,200, of which $1,200 was deferred. In addition, the final retainer of $52,600, representing the $200 per lot deferred throughout the project, was paid to The Michael Companies, Inc. in 2003, the Bank’s share of which was $39,450. In 2002, the Bank paid The Michael Companies, Inc. sales commissions of $47,505 and development fees of $37,800, of which $6,300 was deferred. In 2001, the Bank paid The Michael Companies, Inc. sales commissions of $96,800 and development fees of $61,200, of which $10,200 was deferred.

The Michael Companies, Inc. acted as agent in the sale of a property in 2003 previously acquired through foreclosure that was fully charged-off in earlier years. For these services, The Michael Companies, Inc. earned a 10% sales commission of $3,590.

The Michael Companies, Inc. was instrumental in selling another property in 2001 that was previously acquired through foreclosure, with a carrying value of $396,000 at the time of sale. Under this arrangement, The Michael Companies, Inc. earned a sales commission of 6%, or $25,200.

Pursuant to a services agreement between the Company and Winfield M. Kelly, Jr., effective March 8, 2000, as amended April 1, 2002 and January 26, 2004 (the “Agreement”), Mr. Kelly serves as the Chairman of the Company and the Bank until the 2004 Annual Meeting of Stockholders. Subsequent to such Annual Meeting, Mr. Kelly will serve as Vice-Chairman of the Board and lead independent director of the Company and the Bank at such compensation as the Board shall determine. Upon the earlier of (i) notification by Mr. Kelly, (ii) March 8, 2005 or (iii) an event resulting in a change in a controlling interest of the Company or the Bank, the Company shall pay Mr. Kelly the sum of $200,000, an amount which became payable to him upon the merger with Suburban as a result of a change-in-control agreement between Mr. Kelly and Suburban.

From August 1999 until April 2001, the Bank had an agreement with an automobile dealership owned principally by Mr. Kelly. Under terms of the agreement, the Bank purchased qualifying automobile loans originated by the dealership. The dealership received a customary dealer reserve (premium) and is required to reimburse the Bank a percentage of the premium if loans pay off prior to their scheduled maturities. The dealership reimbursed the Bank $10,000 in 2003, $18,000 in 2002 and $25,000 in 2001 for such prepaid loans. In addition, the Bank purchased two automobiles totaling $27,900 from the dealership during 2002.

Also during 2003, the Bank engaged the law firms of Shulman, Rogers, Gandal, Pordy & Ecker, P.A., of which Lawrence A. Shulman, a director of the Company, is a partner, and Knight, Manzi, Nussbaum & LaPlaca, P.A., of which Raymond G. LaPlaca, a director of the Company, is a partner, to perform various legal services in the normal course of business.

The Board of Directors has determined that each of the directors mentioned above remains independent as defined by Nasdaq listing standards, the SEC, and applicable law.

PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK

The following table lists the number of shares of common stock of the Company beneficially owned, directly or indirectly, at February 27, 2004 by (i) the only person known by the Company to own beneficially more than five percent (5%) of the outstanding common stock, (ii) directors, (iii) the executive officers named in the Summary Compensation table on page 13, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the persons listed have sole voting and investment power over the shares beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock	Stock Options (1)	% of Class
Continuing Directors:
Anand S. Bhasin (12)	47,976	4,630	*
John M. Bond, Jr. (2)(3) (19)	290,624	80,800	5.11%
Robert R. Bowie, Jr.	100	2,525	*
Garnett Y. Clark, Jr.	45,664	7,430	*
G. William Floyd	28,196	1,575	*
William L. Hermann (5)	58,960	4,740	*
Charles C. Holman	20,033	18,320	*
Carl D. Jones	50	580	*
Winfield M. Kelly, Jr.	141,219	17,030	2.20%
Raymond G. LaPlaca	12,814	6,643	*
Morris A. Little	250	740	*
Harry L. Lundy, Jr. (7)	111,086	4,015	1.60%
Richard E. McCready	47,750	1,975	*
Kenneth H. Michael	42,342	4,133	*
James R. Moxley, III (9)	17,998	2,830	*
Mary S. Scrivener	59,068	3,705	*
Maurice M. Simpkins	11,174	4,025	*
Robert N. Smelkinson	112,218	7,940	1.67%
Theodore G. Venetoulis (11)	28,002	8,420	*

Director Nominees:
Hugh F. Z. Cole, Jr. (4)	47,274	3,836	*
Herschel L. Langenthal (6)	70,927	19,165	1.25%
James R. Moxley, Jr. (8)	58,136	24,535	1.15%
Vincent D. Palumbo	64,180	3,533	*
John A. Scaldara, Jr. (16)(17)	192,536	30,874	3.10%
Lawrence A. Shulman(10)	12,283	3,184	*

Named Executive Officers:
Michael T. Galeone (13)	27,825	20,874	*
Stephen A. Horvath (14)	1,244	17,796	*
Scott C. Nicholson (15)	15,392	17,874	*

All directors and named executive officers (28 persons) (18)	1,377,165	323,727	22.65%

Company totals	7,185,603	649,021

*	Less than 1%
(1)	Represents the number of shares of common stock subject to stock options currently exercisable, or exercisable within sixty days.
(2)	Includes 34,100 shares held by Mr. Bond’s spouse.
(3)	Includes 175,651 shares of common stock held by the Company’s 401(k) Plan and Trust on December 31, 2003 for which Mr. Bond serves as a co-trustee. Beneficial ownership of such shares is expressly disclaimed, except as to 27,419 shares held for the account of Mr. Bond. Exclusive of the disclaimed shares, Mr. Bond’s ownership percentage is 3.07%.
(4)	Includes 1,600 shares of common stock held by Mr. Cole’s children.
(5)	Includes 9,728 shares of common stock owned by a corporation of which Mr. Hermann owns an interest.
(6)	Includes 13,664 shares of common stock for which Mr. Langenthal is a trustee and 15,335 shares of common stock owned by a corporation of which Mr. Langenthal owns an interest. Also includes 7,040 shares held by Mr. Langenthal’s spouse, and 8,000 shares held by a trust partnership.
(7)	Includes 40,469 shares of common stock for which Mr. Lundy is a trustee and 67,934 shares of common stock owned by a corporation, a partnership and a limited partnership of which Mr. Lundy owns an interest.
(8)	Includes 16,355 shares held Mr. Moxley, Jr.’s spouse.
(9)	Includes 5,878 shares of common stock owned by Mr. Moxley, III’s children and 239 shares held by Mr. Moxley, III’s spouse.
(10)	Includes 1,453 shares of common stock held for the account of Mr. Shulman in the Company’s Employee Stock Purchase Plan.
(11)	Includes 26,484 shares of common stock held by a trust; the beneficial ownership of such shares is expressly disclaimed.
(12)	Includes 4,088 shares of common stock owned by Mr. Bhasin’s children and 4,806 shares held by Mr. Bhasin’s spouse.
(13)	Includes 7,113 shares of common stock held for the account of Mr. Galeone in the Company’s 401(k) Plan and Trust.
(14)	Includes 994 shares of common stock held for the account of Mr. Horvath in the Company’s Employee Stock Purchase Plan.
(15)	Includes 5,392 shares held for the account of Mr. Nicholson in the Company’s 401(k) Plan and Trust.
(16)	Includes 353 shares of common stock for which Mr. Scaldara is co-trustee.
(17)	Includes 175,651 shares of common stock held by the Company’s 401(k) Plan and Trust on December 31, 2003 for which Mr. Scaldara serves as a co-trustee. Beneficial ownership of such shares is expressly disclaimed, except as to 16,124 shares held for the account of Mr. Scaldara. Exclusive of the disclaimed shares, Mr. Scaldara’s ownership percentage is 0.89%

(18)	Includes 175,651 shares of common stock held by the Company’s 401(k) Plan and Trust on December 31, 2003 for which Mr. Bond and Mr. Scaldara are co-trustees.
(19)	Mr. Bond’s address is 7168 Columbia Gateway Drive, Columbia, Maryland 21046.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The following report is submitted by the Personnel, Compensation and Stock Option Committee of the Board of Directors (the “Committee”). The report addresses the executive compensation policies of the Bank and the Company (in this report, collectively, the “Company”) for 2003.

The Committee establishes the compensation of senior officers of the Company with the exception of Mr. Bond, the President and Chief Executive Officer. Mr. Bond’s compensation is established by the Board of Directors of the Company based upon data provided by and recommendations of the Committee. The Board of Directors also establishes the compensation of the Chairman, Vice-Chairman, and Chairman of the Executive Committee of the Board of Directors based on the recommendations of the Committee. In addition, the Committee generally reviews all personnel-related issues, including salary administration related to all other employees, and administers the Columbia Bancorp 1997 Stock Option Plan and 401(k) Plan and Trust, and the Bank’s Deferred Compensation Plan. The overall goal of the Committee is the establishment and administration of compensation policies directly related to attainment of corporate operational and financial goals which provide the ability to attract, motivate, reward and retain qualified employees.

The Company utilizes an internal salary administration plan as the guide for its assessment of compensation levels throughout the Company, including compensation levels of executive officers. The plan includes job descriptions for all positions and rates the overall responsibility of each position based on characteristics including job knowledge, problem-solving, accountability, human relations, communications, supervision of others and marketing. Each position is assigned to a salary grade based on level of overall responsibility. Salary ranges for each salary grade are developed based on market information available for similar positions at financial institutions both in the communities where the Company does business and outside the Company’s market area. These results are updated annually by the Company’s human resources staff and consultants using current market data which reflects marketplace changes, inflation, and, if applicable, corporate performance.

Using the salary administration plan as a guide, the Committee and the Board of Directors establish the compensation paid to executive officers based upon the individual performance of the executive officer and the overall performance of the Company. In assessing the performance of an individual executive officer, the Committee considers the executive officer’s historical performance, degree of responsibility, level of experience, years of service to the Company, contribution to the performance of the Company and commitment to meeting strategic goals. The Committee considers several factors when assessing the overall performance of the Company. Specifically, the Committee considers the financial performance of the Company relative to the financial plan approved by the Board of Directors, results of regulatory examinations, growth, financial plans established for the following year, capital position and stock performance. Ultimately, the Committee establishes the level of compensation paid to executive officers based on the factors reviewed above, and not based on a stated formula.

With respect to the base salary of $350,000 granted to Mr. Bond for the year 2003, the Committee took into account the Company’s performance during 2002 and appropriate market data utilized in the Salary Administration Plan referred to above. Particular emphasis was placed on Mr. Bond’s individual performance, including his leadership role through a period of continued growth, and the Company’s continued strong financial performance.

Bonuses are discretionary and are generally granted senior officers based on the extent to which the Company achieves annual performance objectives, as established by the Board of Directors. Such performance objectives include net income, earnings per share and return on equity goals. Bonuses may also be awarded to other officers and employees based on recommendations by supervisors. Bonuses are accrued throughout the year and are generally paid before the end of February in the subsequent year. Performance bonuses paid to the named executive officers in 2004 for the year 2003 were as follows: $75,000 to Mr. Bond, Jr., $50,000 to Mr. Galeone, $25,000 to Mr. Horvath, $50,000 to Mr. Nicholson and $50,000 to Mr. Scaldara.

The Committee believes that the granting of stock options is the most appropriate form of long- term compensation for senior officers, since awards of equity encourage ownership in the success of the Company. Stock option grants are discretionary and are limited by the terms and conditions of the Columbia Bancorp 1997 Stock Option Plan. During 2003, Mr. Bond was awarded incentive options for 1,325 shares and nonqualified options for 6,375 shares. Messrs. Galeone, Scaldara and Nicholson were each awarded incentive options for 430 shares and nonqualified options for 2,070 shares. Mr. Horvath was awarded incentive options for 340 shares and nonqualified options for 1,660 shares in 2003.

Personnel, Compensation and Stock Option Committee:

Robert N. Smelkinson, Chairman	Mary S. Scrivener
Winfield M. Kelly, Jr.	Lawrence A. Shulman
Herschel L. Langenthal	Theodore G. Venetoulis
James R. Moxley, Jr.

Compensation Committee Interlocks and Insider Participation

No member of the PCSO Committee is a former or current employee of the Company or the Bank. None of the Company’s or the Bank’s Directors or other Executive Officers served as a director or executive officer of another corporation that has a director or executive officer serving on the Company’s or the Bank’s Board of Directors.

The table below provides the aggregate balance at December 31, 2003 of loans in excess of $60,000 issued by the Bank to members of the PCSO Committee and/or their affiliates. These loans were made in the ordinary course of business, made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than a normal risk of collectibility or present other unfavorable features.

	Aggregate Loan Balance at December 31, 2003	Total Commitment At December 31, 2003
Herschel L. Langenthal	$849,300	$850,000
James R. Moxley, Jr.	$-0-	$105,000

Certain relationships with Winfield M. Kelly, Jr. and Lawrence A. Shulman are described under “Certain Relationships and Related Transactions” above.

Summary Compensation Table

The table below presents a summary of compensation for the last three fiscal years of the chief executive officer of the Company and the four other most highly paid executive officers of the Company and the Bank.

Name and Principal Position	Year	Annual Compensation (a)		Number of Securities Underlying Options Awarded	All Other Compensation(b)
		Salary	Bonus
John M. Bond, Jr.	2003	$350,000	$75,000	7,700	$318,110
President and CEO	2002	300,000	75,000	15,000	167,296
	2001	275,000	45,000	12,500	139,373

Michael T. Galeone	2003	$194,000	$50,000	2,500	$118,989
Executive Vice President	2002	185,400	40,000	5,000	66,009
	2001	176,400	25,000	5,000	53,971

Stephen A. Horvath	2003	$172,000	$25,000	2,000	$30,214
Executive Vice President	2002	165,000	20,000	4,000	15,726
	2001	157,500	15,000	4,000	10,452

Scott C. Nicholson	2003	$158,000	$50,000	2,500	$6,130
Executive Vice President	2002	150,000	40,000	4,500	4,864
	2001	139,000	25,000	4,000	3,508

John A. Scaldara, Jr. (c)	2003	$189,000	$50,000	2,500	$131,668
Executive Vice President,	2002	180,000	50,000	5,000	69,265
Chief Financial Officer and Corporate Secretary	2001	166,000	25,000	5,000	41,982

(a)	No officer named above received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for 2003 for such officer in the Summary Compensation Table.
(b)	The amounts represent discretionary matching contributions made by the Company and allocated forfeitures resulting from employee terminations as determined under terms of the Company’s 401(k) Plan and Trust. All employees participating in the Company’s 401(k) Plan and Trust receive matching contributions and forfeitures on equivalent terms. In 2003, total matching contributions and allocations to the Company’s 401(k) Plan and Trust were made in the following amounts for the officers listed in the table above: Mr. Bond - $7,147; Mr. Galeone - $7,147; Mr. Horvath - $7,147; Mr. Nicholson - $6,130; and Mr. Scaldara - $6,147. The amounts also include discretionary matching contributions made by the Bank as determined under terms of the Bank’s Deferred Compensation Plan and earnings (losses) in the participant’s account during the year, based on the prime rate of interest and/or the performance of Columbia Bancorp Common Stock, as directed by the participant. In 2003, total matching contributions and earnings credited to the Bank’s Deferred Compensation Plan were made in the following amounts for the officers listed in the table above: Mr. Bond - $310,963; Mr. Galeone - $111,842; Mr. Horvath - $23,067; and Mr. Scaldara - $125,521. In addition, the Deferred Compensation Plan provides for payment of a death benefit in the event that a participant dies while employed. At January 1, 2004, the death benefit for each of the Executive Officers was as follows: Mr. Bond, $1,158,600; Mr. Galeone, $593,300; Mr. Horvath, $286,800; and Mr. Scaldara, $1,278,300. Mr. Nicholson does not participate in the Deferred Compensation Plan.
(c)	Mr. Scaldara was elected President and Chief Operating Officer of the Company and the Bank on January 26, 2004, and will continue to serve as Chief Financial Officer of the Company and the Bank.

Option Grants in Last Fiscal Year

The table below provides analysis of all individual grants of stock options made during the year ended December 31, 2003 to the officers listed in the Summary Compensation Table on page 13.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
John M. Bond, Jr.	7,700	18.1%	$22.73	January 28, 2013	$110,070	$278,938
Michael T. Galeone	2,500	5.9%	$22.30	January 24, 2013	35,061	88,851
Stephen A. Horvath	2,000	4.7%	$22.30	January 24, 2013	28,049	71,081
Scott C. Nicholson	2,500	5.9%	$22.30	January 24, 2013	35,061	88,851
John A. Scaldara, Jr.	2,500	5.9%	$22.30	January 24, 2013	35,061	88,851

The stock options granted become vested to the extent of 25% after one year from the date of grant, 50% after two years from the date of grant, 75% after three years from the date of grant and 100% after four years from the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The table below provides an analysis of aggregate stock options exercised during 2003 and outstanding stock options as of December 31, 2003 for the persons listed in the Summary Compensation Table on page 13. There were no adjustments or amendments to the exercise price of stock options previously awarded to any person listed in the Summary Compensation Table on page 13, during 2003.

Name	Shares of Common Stock Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
John M. Bond, Jr.	11,000	$269,775	69,500	27,700	$1,128,025	$402,244
Michael T. Galeone	8,200	$186,427	24,950	9,750	$282,850	$147,325
Stephen A. Horvath	—	$—	26,380	7,000	$438,451	$101,050
Scott C. Nicholson	10,000	$178,700	14,125	8,875	$240,981	$132,119
John A. Scaldara, Jr.	11,360	$253,474	28,160	10,000	$472,159	$152,578

Equity Compensation Plan Information

The following is information regarding equity compensation plans in effect as of December 31, 2003. The Company has no equity compensation plans not approved by stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders (a)	559,592	$16.64	300,913

(a)	As a result of the merger of Suburban Bancshares with the Company effective March 8, 2000, the Company assumed the Suburban Bancshares 1997 Stock Option Plan. As of December 31, 2003, 58,271 shares of common stock were reserved to be issued upon the exercise of the outstanding stock options at a weighted average exercise price of $15.30. No further options may be granted under the Plan.

Employment Contracts and Change in Control Agreements

The Company and the Bank (collectively, the “Companies”) entered into an employment agreement dated February 26, 1996, as amended December 18, 1997, April 20, 2002 and January 26, 2004, with John M. Bond, Jr. (the “Agreement”). The terms of the Agreement continue until the earlier of (i) the close of business on the date which is three years after the date on which either party provides written notice of termination, other than for “cause”, as defined in the Agreement, but no later than the close of business on the sixty-fifth birthday of Mr. Bond, or (ii) the date on which Mr. Bond’s employment is otherwise terminated pursuant to the provisions of the Agreement. Under terms of the Agreement, Mr. Bond serves as Chief Executive Officer of the Companies from January 26, 2004 until the 2004 Annual Meeting of Stockholders and, thereafter, as Chairman of the Board of Directors and Chief Executive Officer of each of the Companies. Mr. Bond’s minimum annual base compensation is $400,000 effective January 1, 2004, which is subject to normal periodic review, at least annually, for increases based on the salary policies of the Companies and Mr. Bond’s contributions to the Companies. Mr. Bond is also entitled to participate in all incentive and benefit programs offered by the Companies. If Mr. Bond’s employment is terminated, other than for “cause”, the Companies are required to continue to provide benefits to him and pay his salary for a predetermined period plus, under certain circumstances, pay an annual bonus as determined in accordance with the terms of the Agreement. The Agreement also contains a non-competition provision, which prohibits Mr. Bond, during his employment with the Companies, or for a period of three years following voluntary resignation or termination for “cause”, from directly or indirectly engaging in activities competitive with the business of the Companies.

The Agreement provides that in the event of (i) termination, other than for “cause”, (ii) resignation due to a significant change in the nature or scope of authority and duties, or (iii) resignation as a result of not having been offered a new employment agreement with similar terms, 90 days prior to, or within one year after, any “change in control” (as defined in the Agreement) of the Companies, Mr. Bond, within 15 days of termination, will be paid a lump sum payment equal to three times the sum of his annual base compensation and the average of the bonuses paid to him over the past three years. In the event of voluntary resignation 90 days prior to, or within one year after, any “change in control” of the Companies, Mr. Bond, within 15 days of resignation, will be paid a lump sum payment equal to the sum of his annual base salary and the average of the bonuses paid to him over the past three years. Any payments made in connection with a “change in control” of the Companies after Mr. Bond reaches 62 years of age will be pro-rated to age 65.

The Companies also entered into an employment agreement with John A. Scaldara, Jr. dated February 26, 1996, as amended December 16, 1997, April 30, 2002, and January 26, 2004. Under the terms of the agreement, Mr. Scaldara serves as President and Chief Operating Officer with a minimum annual base compensation of $214,000, effective January 1, 2004. The other terms of Mr. Scaldara’s agreement are similar to those of the Agreement, except that the duration is a two-year continuous period and the lump sum payment payable in the event of (i) termination other than for “cause”, (ii) resignation due to a significant change in the nature and scope of authorities and duties, or (iii) resignation as a result of not having been offered a new employment agreement with similar terms, 90 days prior to, or within one year after, any “change in control” of the Companies is equal to two times the sum of Mr. Scaldara’s base annual compensation and the average of his bonuses for the past three years. In addition, any payments made in connection with a “change in control” of the Companies after reaching 63 years of age will be pro-rated to age 65.

Messrs. Galeone, Horvath, and Nicholson have employment agreements specifying minimum annual base compensation of $204,000, $180,000, and $168,000, respectively, effective January 1, 2004. The other terms of these agreements are similar to those of the Agreement, except that the duration is a two-year continuous period and the lump sum payment in the event of termination of employment, as defined in (i) through (iii) above is equal to two times the applicable officer’s annual salary and the average of such officer’s bonuses for the last three years. In addition, any payments made in connection with a “change in control” of the Companies after reaching 63 years of age will be pro-rated to age 65.

The Company’s 1987 Stock Option Plan, as amended, 1990 Stock Option Plan, 1997 Stock Option Plan, as amended, and the Bank’s Deferred Compensation Plan all provide that in the event of a “change in control” (as defined by each of the plans), all amounts not fully vested become immediately 100% vested.

Stockholder Return Performance Graph

The following graph compares the cumulative total return on the Company’s common stock during the five years ended December 31, 2003 with that of a broad market index (Nasdaq, U.S. Companies), and two industry peer group indices: (i) SNL Securities LC Bank Index for banks with assets from $500 million through $1.0 billion (“SNL $500 - $1,000M Bank Index), and (ii) publicly traded commercial banks in Maryland, Pennsylvania, Virginia and the District of Columbia with total assets between $400 million and $2 billion (“Columbia Bancorp Peer Group”). The graph assumes $100 was invested on December 31, 1998 in the Company’s common stock and in each of the indices and assumes reinvestment of dividends.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Columbia Bancorp	100.00	68.30	68.51	105.15	144.52	214.74
NASDAQ – Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL $500M-$1B Bank Index	100.00	92.57	88.60	114.95	146.76	211.62
Columbia Bancorp Peer Group*	100.00	86.74	76.06	108.00	135.54	193.23

Members of the Columbia Bancorp Peer Group are as follows:

Company Name	Ticker	State
American Bank Incorporated	AMBK	Pennsylvania
American National Bankshares Inc.	AMNB	Virginia
AmeriServ Financial, Inc.	ASRV	Pennsylvania
Bryn Mawr Bank Corporation	BMTC	Pennsylvania
Columbia Bancorp	CBMD	Maryland
Community Bank of Northern Virginia	CBNV	Virginia
Comm Bancorp, Incorporated	CCBP	Pennsylvania
CNB Financial Corporation	CCNE	Pennsylvania
C&F Financial Corporation	CFFI	Virginia
Cardinal Financial Corporation	CFNL	Virginia
Community Banks, Inc.	CMTY	Pennsylvania
Pennsylvania Commerce Bancorp, Inc.	COBH	Pennsylvania
Chester Valley Bancorp Inc.	CVAL	Pennsylvania
Eagle Bancorp, Inc.	EGBN	Maryland
Eastern Virginia Bankshares, Inc.	EVBS	Virginia
First Community Bancshares, Inc.	FCBC	Virginia
Leesport Financial Corp.	FLPB	Pennsylvania
First Mariner Bancorp	FMAR	Maryland
FNB Corporation	FNBP	Virginia
Republic First Bancorp, Inc.	FRBK	Pennsylvania
First United Corporation	FUNC	Maryland
IBT Bancorp, Inc.	IRW	Pennsylvania
Middleburg Financial Corporation	MBRG	Virginia
National Bankshares, Incorporated	NKSH	Virginia
NSD Bancorp, Inc.	NSDB	Pennsylvania
Omega Financial Corporation	OMEF	Pennsylvania
Old Point Financial Corporation	OPOF	Virginia
Patriot Bank Corp.	PBIX	Pennsylvania
Premier Community Bankshares, Inc	PREM	Virginia
PennRock Financial Services Corp.	PRFS	Pennsylvania
PSB Bancorp, Inc.	PSBI	Pennsylvania
Penns Woods Bancorp, Inc.	PWOD	Pennsylvania
Resource Bankshares Corporation	RBKV	Virginia
Royal Bancshares of Pennsylvania, Inc.	RBPAA	Pennsylvania
Southern Financial Bancorp, Inc.	SFFB	Virginia
Shore Bancshares, Incorporated	SHBI	Maryland
Sun Bancorp, Inc.	SUBI	Pennsylvania
Union Bankshares Corporation	UBSH	Virginia
Univest Corporation of Pennsylvania	UVSP	Pennsylvania
Virginia Commerce Bancorp, Inc.	VCBI	Virginia
Virginia Financial Group, Inc.	VFGI	Virginia

INDEPENDENT AUDITORS

KPMG LLP (“KPMG”) performed the audit of the Company’s financial statements for the year ended December 31, 2003. Based on the recommendation of the Audit Committee, the Board of Directors has selected KPMG to perform the audit of the Company’s financial statements for the year ended December 31, 2004. KPMG has performed the annual audits of the Company since its inception. KPMG LLP has advised the Company that neither KPMG nor any of its members or associates has any direct financial interest in or any connection with the Company or its subsidiaries, other than as independent auditors. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions. The representatives will have the opportunity to make a statement at the Annual Meeting if they so desire.

The Audit Committee is responsible for the selection of the Company’s independent auditors, and approves, in advance, all engagement fees and all non-audit engagements with the independent auditors.

Fees Charged by the Independent Accountant

The following table summarizes the fees charged by KPMG LLP for certain services rendered to the Company during 2002 and 2003:

	Amount Billed and Paid
Type of Fee	Year Ending December 31, 2003	Year Ending December 31, 2002
Audit[1]	$78,800	$73,100
Audit Related[2]	$23,985	$11,500
Tax[3]	$16,500	$35,600

[1]	Audit fees – aggregate fees charged by KPMG LLP in 2002 and 2003 for annual audits, quarterly reviews and consents issued.
[2]	Audit-related fees – aggregate fees charged by KPMG LLP for assurance and related services that are reasonably related to the audit and are not reported as audit fees. These services include the audit of the Company’s 401(k) Plan in 2002 and 2003, a collateral verification required by the Federal Home Loan Bank in 2002, and other accounting consultation.

[3]	Tax fees – aggregate fees charged by KPMG LLP for professional services for tax compliance, advice and planning and, in 2002, for tax-related services related to assistance with an IRS audit.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of five directors who are “independent”, as required by Nasdaq listing standards. The members of the Audit Committee are William L. Hermann (Chairman), Anand Bhasin, Robert R. Bowie, Jr., Hugh F. Cole, Jr. and Morris A. Little. The Chairman, William L. Hermann is a financial expert as defined by Nasdaq listing standards. None of the members of the Audit Committee currently serve on audit committees of other public companies.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed and reassessed annually by the Committee. The Charter, as revised in 2003, is included in this proxy statement as Exhibit B and is also available on our website at www.thecolumbiabank.com.

The Audit Committee’s responsibility is one of oversight, recognizing that the Company’s management is responsible for the preparation of the Company’s financial reports and that the independent auditors are responsible for auditing those financial statements in accordance with generally accepted audit standards. The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s relationship with its outside auditors, and (4) the performance of internal audit, internal operational controls and disclosure controls. In addition, each year the Audit Committee has the sole authority to select the Company’s independent auditors and approves, in advance, all engagement fees and non-audit engagements with the independent auditors.

In this context, the Audit Committee has met and held discussions with management and KMPG, the Company’s independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting.

KPMG also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). The Audit Committee discussed with KPMG that firm’s independence and confirmed that there are no relationships between the Company and KPMG that may impact their objectivity and independence. The Audit Committee further considered whether the amount and nature of non-audit services performed by KPMG are compatible with maintaining KPMG’s independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee:

William A. Hermann, Chairman	Hugh E.Z. Cole, Jr.
Anand S. Bhasin	Morris A. Little
Robert R. Bowie, Jr.

OTHER MATTERS

The Board of Directors of the Company knows of no matters to be presented for action at the Annual Meeting other than those mentioned above; however, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company. Other than the election of directors, each matter to be submitted to the stockholders requires the affirmative vote of a majority of all the shares voted at the meeting or a majority of all the shares outstanding and entitled to be voted. Abstentions and broker non-votes are treated as shares not voted.

STOCKHOLDER PROPOSALS

All nominations of persons for election to the Board of Directors at an annual or special meeting of stockholders must be received by the Secretary at the principal executive offices of the Corporation on or after February 27, 2005, but not later than March 26, 2005. The stockholder’s notice must be in writing and provide the following information: (1) all information about the nominee required to be disclosed in a proxy statement, (2) as to the stockholder giving notice, the name, address, number of shares beneficially owned, (3) a description of any arrangements between the stockholder and the nominee, (4) whether the stockholder will appear in person at the Annual Meeting, and (5) any other information required to be disclosed by the Securities and Exchange Commission rules. The notice must be accompanied by written consent of each nominee.

All stockholder proposals for business to be transacted intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company not later than December 18, 2004 for inclusion in the Company’s proxy statement and proxy relating to that meeting. The Company’s By-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to the Secretary of the Company not less than sixty days and not more than ninety days before the anniversary of the prior year’s meeting. A stockholder must submit a matter to be raised at the Company’s 2005 meeting of stockholders on or after February 27, 2005, but not later than March 26, 2005. The written notice should be sent to the Secretary at the Company’s principal office and must include, among other things, a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on the Company’s books and the number of shares of the Company’s common stock the stockholder beneficially owns.

A full description of these notice requirements can be found in Section 1.12 and 1.13 of the Company’s 2004 Amended, Corrected and Restated By-laws.

REPORT ON FORM 10-K

The Company files quarterly and annual reports with the Securities and Exchange Commission (“SEC”) on Forms 10-Q and 10-K, respectively, proxy materials on Schedule 14-A and current reports on Form 8-K. The Company makes available, free of charge, all of these reports, as well as any amendments, through the Company’s Internet site as soon as is reasonably practicable after they are filed electronically with the SEC. The address of that site is http://www.thecolumbiabank.com. To access the SEC reports, click on “Investor Relations” – “Corporate Profile” – “Documents”. The SEC also maintains an Internet site that contains reports, proxy materials and information statements at http://sec.gov. In addition, the Company will provide paper copies of filings, including the Form 10-K and all applicable exhibits, free of charge upon written request. Requests should be sent to the attention of Sibyl S. Malatras at 7168 Columbia Gateway Drive, Columbia, Maryland 21046.

By Order of the Board of Directors

Sibyl S. Malatras
Corporate Secretary

April 12, 2004

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EXHIBIT A

COLUMBIA BANCORP

CORPORATE GOVERNANCE AND

NOMINATING COMMITTEE CHARTER

Committee Charter

Mission

The Corporate Governance and Nominating Committee (the “Committee”) is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders. It leads the Board in its annual review of the Board’s performance and, taking into account the recommendation of the Chairman of the Board and CEO, recommends the appointment of the members of each Committee to the Board of Directors.

The committee takes a leadership role in shaping corporate governance policies and practices including recommending to the Board the Corporate Governance Guidelines applicable to the Company and monitoring Company compliance with said policies and Guidelines.

Membership

The members of the Committee shall meet the independence requirements of the National Association of Securities Dealers, Inc. (“NASD”) and any other applicable laws, rules and regulations governing independence. The Board, taking into account the recommendation of the Chairman of the Board and the CEO, shall appoint members of the Committee and the Committee Chair.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

♦	Review and assess the adequacy of the Company’s policies and practices on corporate governance including the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

♦	Review and assess the adequacy of the Company’s Code of Conduct & Ethics, the Code of Ethics for Financial Professionals and other internal policies and guidelines and monitor that the principles described therein are being incorporated into the Company’s culture and business practices.

♦	Review the Company’s business practices, particularly as they relate to preserving the good reputation of the Company.

♦	Review the appropriateness of the size of the Board relative to its various responsibilities. Review the overall composition of the Board, taking into consideration such factors as business experience and specific areas of expertise of each Board member, and make recommendations to the Board as necessary.

♦	Develop and recommend to the Board appropriate criteria for determining director independence.

♦	In conjunction with and taking into account recommendation by the Chairman of the Board and the CEO, recommend to the Board the number, identity and responsibilities of Board committees and the Chair and members of each committee. This shall include advising the Board on

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EXHIBIT A

committee appointments and removal from committees or from the Board, rotation of committee members and Chairs and committee structure and operations.

♦	Review the adequacy of the charters adopted by each committee of the Board, and recommend changes as necessary.

♦	Consider and describe minimum criteria for identifying and selecting individuals who may be nominated for election to the Board, which shall reflect at a minimum all applicable laws, rules, regulation and listing standards, including a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board.

♦	Establish procedures for the receipt and consideration of director nominations made by the Company’s stockholders.

♦	In conjunction with the Chairman of the Board and the CEO, review proposed nominees (including nominees by stockholders) for election to the Board at the Company’s annual meeting of stockholders and recommend the final slate of nominees to the Board of Directors.

♦	As the need arises to fill vacancies, actively seek individuals qualified to become Board members for recommendation to the Board.

♦	Establish procedures for the receipt of stockholder communications directed to the Board of Directors.

♦	Report annually to the Board with an assessment of the Board’s performance, the performance of the Board committees and contributions of individual Board members.

♦	Review adherence by directors to corporate guidelines regarding transactions with the Company.

♦	Monitor the orientation and continuing education programs for directors.

♦	Conduct an annual review of the Committee’s performance, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

♦	Review shareholder proposals, management responses and shareholder activism issues.

♦	Report the Committee’s activities to the Board for ratification of material actions on a regular basis.

♦	Obtain advice and assistance, as needed, from internal or external legal, accounting, search firms or other advisor, including retention, termination and negotiation of terms and conditions of the assignment.

♦	Delegate responsibilities to subcommittees of the Committee as necessary or appropriate.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities.

The Committee shall have the authority to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Corporation shall provide funding for payment of compensation to any advisors engaged by the Committee.

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EXHIBIT A

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least a majority of the members of the Committee.

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EXHIBIT B

COLUMBIA BANCORP

AUDIT COMMITTEE

Committee Charter

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Columbia Bancorp (the “Company”) will have the oversight responsibility, authority, and duties described in this Charter.

Mission

The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s relationship with its independent accountants, including their engagement, performance, qualifications and independence and (4) the performance of the Company’s internal audit function, internal controls and disclosure controls. The Committee shall prepare the report of the Committee included in the Company’s annual proxy statement as required by the Securities and Exchange Commission (the “SEC”). In addition, the Committee provides an avenue for communication among the internal auditors, the independent accountants, financial management and the Board. The Committee’s responsibility is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants report directly to the Committee and are ultimately accountable to the Committee and the Board for such accountants’ audit of the financial statements of the Company.

Membership

The Committee shall be appointed annually by the Corporate Governance and Nominating Committee, taking into account the recommendation of the Chairman of the Board and the CEO. The Committee shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”), the SEC and applicable law. In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by Nasdaq, the SEC and applicable law. Based on the recommendation of the Chairman of the Board and the CEO, the Corporate Governance and Nominating Committee shall designate one member as Chair of the Committee. The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee.

Meetings

The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under “Duties and Powers” below, the Committee shall meet at least annually with the chief financial officer, the internal auditors and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants, internal auditors or corporate officers.

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EXHIBIT B

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities.

The Committee shall have the sole authority to select, evaluate, appoint and replace the independent accountants and shall approve in advance all engagement fees and all non-audit engagements with the independent accountants. The Chair of the Committee may act on behalf of the Committee for purposes of the review and approval of non-audit services.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Committee. The Company shall provide funding, as determined by the Committee, for payment of compensation to the independent accountants and to any advisors engaged by the Committee.

Duties and Powers

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Accountants

1.	Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Company addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

2.	Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

3.	Obtain and review at least annually a report by the independent accountants describing: (a) the accounting firm’s internal quality-control procedures and (b) any issues material to the Company’s audit raised (i) by the most recent internal quality-control review or peer review of the accounting firm or (ii) by any inquiry or investigation by governmental or professional authorities and any steps taken to deal with any such issues.

4.	Obtain from the independent accountants assurance that their audit of the Company’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

5.	Confirm that the independent accountants have complied with any applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Company’s audit.

6.	To the extent required by the rules of the SEC, obtain and review at least annually an attestation to and a report from the independent accountants regarding management’s assessment of the effectiveness of the Company’s internal controls and procedures for financial reporting to be included in the Company’s Annual Report on Form 10-K, in advance of such filing.

7.	Monitor compliance with regulatory requirements applicable to the hiring of employees and former employees of the independent accountants.

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EXHIBIT B

Internal Auditors and Compliance

1.	Consult with management before the appointment or replacement of the Senior Internal Audit Officer.

2.	Review with management the budget, plan, changes in plan activities, organizational structure and qualifications of the internal auditors, as needed.

3.	Review with the Senior Internal Audit Officer the significant reports to management prepared by the internal auditors, together with management’s responses and follow-up thereto, and also such other reports or matters as the Committee or the Senior Internal Audit Officer deems necessary or desirable.

4.	On a timely basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

5.	Review annually the Company’s reporting under the Federal Deposit Insurance Corporation Act of 1991 (FDICIA).

6.	Periodically review with the Senior Compliance Officer the status of the Company’s compliance programs.

Financial Statements, Controls and Reports

1.	Review and discuss with management and the independent accountants significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the Company’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the Company’s financial statements.

2.	Review with management and the independent accountants the results of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

3.	Review and discuss with management and the independent accountants the annual financial statements along with any off-balance sheet structures, including disclosures made in management’s discussion and analysis, and recommend to the board of directors whether they should be included in the Company’s Form 10-K.

4.	Review and discuss with management and the independent accountants interim financial statements, including the results of the independent accountant’s review of the quarterly financial statements, before filing the Company’s Form 10-Q with the Commission or other applicable regulatory filings with regulators.

5.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

6.	At least annually prior to the filing of the audit report with the Commission (and more frequently if appropriate), review and discuss reports from the independent accountants on (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information

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EXHIBIT B

within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants and (3) other material written communications between the independent accountants and management.

7.	Review with management and the independent accountants all matters required to be communicated to the Committee under generally accepted auditing standards, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct of the audit.

8.	Discuss generally the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies to the extent required by applicable law or listing standards. The Committee need not discuss in advance each earnings release or each instance which the Company may provide earnings guidance.

9.	Understand how management prepares interim financial information, and the nature and extent of internal and independent accountants involvement.

Reporting and Recommendations

1.	Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement.

2.	Maintain minutes or other records of meetings and activities of the Committee.

3.	Report the Committee’s activities to the Board on a regular basis and make such recommendations with respect to the above as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities

1.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors and determine funding for such advisors.

2.	Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and (c) the confidential, anonymous submission by employees of the Company of possible violations of the Company’s Code of Conduct and Code of Ethics for Financial Professionals.

3.	Review and approve (a) any change in or waiver to the Company’s Code of Conduct and Ethics or Code of Ethics for Financial Professionals with respect to the Company’s directors or executive officers and (b) any disclosure made on Form 8-K regarding such change or waiver.

4.	Review and provide prior approval of all transactions or arrangements, exclusive of loan transactions approved by the Executive Committee and/or the Board, required to be disclosed pursuant to the rules of the SEC between the Company and any of its directors, officers, principal stockholders or any of their respective affiliates, associates or related parties.

5.	Take such other actions as the Committee or the Board may deem necessary or appropriate.

6.	Review the Committee’s performance of the foregoing duties on at least an annual basis.

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EXHIBIT B

Annual Review

The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Corporate Governance Committee and Board for appropriate action.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least a majority of the members of the Committee.

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Form of Proxy

REVOCABLE PROXY

COLUMBIA BANCORP

☐	PLEASE MARK VOTES
AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Columbia Bancorp hereby appoints Winfield M. Kelly, Jr. and John M. Bond, Jr., or either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of common stock of Columbia Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held May 25, 2004, and at any and all adjournments and postponements thereof. Any and all proxies heretofore given are hereby revoked. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report to Stockholders.

Please be sure to sign and date this proxy in the box below.

	For All Nominees	Withhold Authority For All Nominees	For All Except
1. Election of Directors	☐	☐	☐

Hugh F.Z. Cole, Jr., Herschel L. Langenthal; James R. Moxley, Jr.,Vincent D. Palumbo, John A. Scaldara, Jr., and Lawrence A. Shulman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the nominees and, in the best judgment of the proxy holders, on all other matters.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.